UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2012

ACCELRYS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27188	33-0557266
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer identification number)

10188 Telesis Court, San Diego, California		92121-1761
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 799-5000

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On October 23, 2012, Accelrys, Inc., a Delaware corporation (“Accelrys”), completed its acquisition of Aegis Analytical Corporation, a Delaware corporation (“Aegis”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of such date, by and among Accelrys, Aegis, Aardvark Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Accelrys (“Merger Sub”), and Shareholder Representative Services LLC, solely in its capacity as the representative of the stockholders of Aegis and certain members of Aegis management. Pursuant to the terms of the Merger Agreement, Merger Sub was merged with and into Aegis and Aegis became a wholly owned subsidiary of Accelrys (the “Merger”).

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Aegis capital stock that was issued and outstanding as of immediately prior to the Effective Time (other than shares held by Accelrys, Aegis or any subsidiary of Accelrys or shares held by Aegis stockholders who properly exercise and perfect appraisal rights under Delaware law) was automatically converted into the right to receive an applicable portion (in each case, calculated as set forth in the Merger Agreement) of $30 million in cash, without interest and subject to working capital and other adjustments (such amount, the “Purchase Price”). In addition, at the Effective Time, holders of warrants to purchase shares of Aegis capital stock that were outstanding and unexercised as of immediately prior to the Effective Time became entitled to receive an applicable portion (calculated as set forth in the Merger Agreement) of the Purchase Price less the exercise price payable in respect of the shares of Aegis capital stock underlying the warrant.

Immediately following the Effective Time, Accelrys deposited $4,500,000 of the Purchase Price (the “Escrow Fund”) into an escrow account to support certain indemnification obligations of the Aegis stockholders and to serve as collateral and partial security against any damages arising from breaches of the representations, warranties and covenants made by Aegis pursuant to the Merger Agreement. The Escrow Fund will be maintained until December 27, 2013 or until such earlier time as the Escrow Fund is exhausted.

The foregoing summary of the Merger Agreement and the Merger does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

Item 8.01. Other Events.

On October 23, 2012, Accelrys issued a press release announcing the acquisition of Aegis pursuant to the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Agreement and Plan of Merger, dated as of October 23, 2012, by and among Accelrys, Inc., Aardvark Acquisition Corp., Aegis Analytical Corporation and Shareholder Representative Services LLC

99.1	Press Release dated October 23, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELRYS, INC.

/s/ David Mersten
David Mersten
Senior Vice President, General Counsel and Secretary

Date: October 29, 2012

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